UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

MUSTANG BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55668	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor, New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K regarding the Transaction Documents (as such term is defined in Item 3.02 below) is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On January 31, 2017, Mustang Bio, Inc. (the “Company”) completed the final closing of the private placement (the “Transaction”) previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2016 (the “Prior 8-K”), which is incorporated by reference herein. In connection therewith, the Company and the placement agent entered into a Second Amendment to the Placement Agent Agreement (the “Second Amendment to Placement Agent Agreement”) to increase the over-allotment amount of the Transaction provided in the Placement Agent Agreement dated August 3, 2016 (the “Placement Agent Agreement” and, as amended on December 6, 2016, the “First Amended Placement Agent Agreement”) by an additional $30.0 million and also revised the forms of Purchase Agreements from prior closings of the Transaction (the “Purchase Agreements”) to reflect such increase (the “Amended Purchase Agreements”). The Second Amendment to the Placement Agent Agreement and Amended Purchase Agreements did not change any other material terms of the First Amended Placement Agent Agreement or Purchase Agreements.

In the final closing of the Transaction, the Company sold 853.67 Units to certain accredited investors (the “Units”) pursuant to the Amended Purchase Agreements. As described in the Prior 8-K, each Unit consists of 10,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and warrants (the “Warrants”) exercisable immediately for 2,500 shares of Common Stock for five years at an exercise price of $8.50 per share, for a purchase price of $65,000 per Unit. The Units sold in the final closing are comprised of 8,536,774 shares of Common Stock and Warrants to purchase 2,134,193 shares of Common Stock for aggregate gross proceeds in the final closing of $55,489,031. In connection with the final closing of the Transaction, the Company’s placement agent received a cash fee of $5,548,903 and a warrant to purchase 853,667 shares of Common Stock (the “Placement Agent Warrant”, together with the Second Amendment to Placement Agent Agreement, First Amended Placement Agent Agreement, Placement Agent Agreement, Amended Purchase Agreements, Purchase Agreements, and Warrants, the “Transaction Documents”).

The Units, Warrants and Placement Agent Warrant were offered and sold in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder. To the extent that any shares of Common Stock are issued in connection with the Transaction, they may not be offered or sold in the United States absent registration or the availability of an applicable exemption from the registration requirements of the Securities Act.

The foregoing descriptions of the Transaction Documents are subject to the full and complete terms of each such Transaction Document and the form of Purchase Agreement, form of Warrant, the Placement Agent Warrant and the Placement Agent Agreement which were filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2016, and the First Amended Placement Agent Agreement, Second Amendment to the Placement Agent Agreement, and forms of amended Purchase Agreements which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MUSTANG BIO, INC.

Date: February 6, 2017
/s/ Michael S. Weiss
	Name:	Michael S. Weiss
	Title:	Executive Chairman,
Chief Executive Officer and President